UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 19, 2019

Date of Earliest Event Reported: February 15, 2019

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 E. 61st Street, Suite 850
Tulsa, Oklahoma

(Address of principal executive offices)

74136

(Zip code)

(918) 743-7575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Material Contracts

Acquisition of Oil and Gas Properties

Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”), through a wholly-owned subsidiary (“Buyer”), entered into a Purchase and Sale Agreement, dated February 15, 2019 (the “Purchase Agreement”), for the purchase of certain oil and gas properties located in Osage, Grady and Caddo Counties, Oklahoma from Scout Energy Group IV, LP, Scout Energy Partners IV-A, LP, Scout Energy Group I, LP, and Scout Energy Partners I-A, LP for an aggregate purchase price of $27.5 million, subject to customary purchase price adjustments (the “Acquisition”).

Under the terms of the Purchase Agreement, the Buyer has deposited an amount equal to 5% of the unadjusted purchase price, or $1.375 million.  The Partnership expects the Purchase Agreement to close on or about March 28, 2019, subject to customary conditions to closing, including a condition that the Sale Agreement (described below) close simultaneously with the Purchase Agreement.  The effective date of the Acquisition under the Purchase Agreement will be the same date as the closing date.  The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature that provide the parties thereto with specified rights and obligations and allocate risk among them.

The description of the Purchase Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement itself, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Divestiture of Oil and Gas Properties

Concurrently with the Purchase Agreement, the Partnership, through a wholly-owned subsidiary, entered into a Purchase and Sale Agreement, dated February 15, 2019 (the “Sale Agreement”), for the sale of certain Eastern Shelf of the Permian oil and gas properties located in Coke, Coleman, Fisher, Haskell, Jones, Nolan, Runnels, Stonewall and Taylor Counties in Texas to Scout Energy Group IV, LP for an aggregate purchase price of $60 million, subject to customary purchase price adjustments (the “Divestiture”).

Under the terms of the Sale Agreement, the buyer, Scout Energy Group IV, LP, has deposited an amount equal to 5% of the unadjusted purchase price, or $3.0 million.  The Partnership expects the Sale Agreement to close on or about March 28, 2019, subject to customary conditions to closing, including a condition that the Purchase Agreement close simultaneously with the Sale Agreement.  The effective date of the Divestiture under the Sale Agreement will be the same date as the closing date.  The Sale Agreement contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature that provide the parties thereto with specified rights and obligations and allocate risk among them.  The Partnership expects to use the proceeds from the Sale Agreement to fund the Acquisition described above and to use the remaining proceeds for general partnership purposes, including repayment of outstanding borrowings under the Partnership’s revolving credit facility.

The description of the Sale Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Sale Agreement itself, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01

Regulation FD Disclosure

On February 19, 2019, the Partnership issued a press release announcing the Acquisition and the Divestiture. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statement and Exhibits

(d)Exhibits

10.1

Purchase and Sale Agreement, dated February 15, 2019, between Mid-Con Energy Properties, LLC, a wholly-owned subsidiary of the Partnership, as Buyer, and Scout Energy Group IV, LP, Scout Energy Partners IV-A, LP, Scout Energy Group I, LP, and Scout Energy Partners I-A, LP, as Sellers.

10.2	Purchase and Sale Agreement, dated February 15, 2019 between Mid-Con Energy Properties, LLC, a wholly-owned subsidiary of the Partnership, as Seller, and Scout Energy Group IV, LP, as Buyer.
99.1	Press release dated February 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
		By:	Mid-Con Energy GP, LLC
its general partner

Dated:	February 19, 2019	By:	/s/Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary